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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-85355 and Form S-8 No. 333-12917) of Sento Corporation and in the related Prospectus of our report dated April 22, 2002, with respect to the consolidated financial statements of Sento Corporation included in this Annual Report (Form 10-KSB) for the year ended March 30, 2002.

/s/ Ernst & Young LLP
Salt Lake City, Utah June 28, 2002

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  Exhibit 23
Consent of Independent Auditors